Exhibit 23.2

           Consent of Independent Public Accountants



           Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1996 included in Colorocs Information Technologies, Inc.'s Form 10-KSB for the year ended December 31 1995 and to all references to our firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia,
August 29, 1996